SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

 Filed by the registrant |_|
 Filed by a party other than the Registrant
   Check the appropriate box:
     Preliminary proxy statement |_|     Confidential, for Use of the Commission
 |X| Definitive proxy statement          Only (as permitted by Rule 14a-6(e)(2))
     Definitive additional materials
 Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          VISHAY INTERTECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

       |X|    No fee required.
              Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

              Fee paid previously with preliminary materials.

              Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid: $0

       (2) Form, Schedule or Registration Statement no.: Schedule 14A-- Definitive Proxy Statement

       (3)    Filing party: Registrant

       (4)    Date filed: April 14, 2000

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120
                                  [insert logo]

                                                                  April 17, 2000

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. to be held at 10:30 a.m. Philadelphia time on the 18th day of May, 2000, at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

         At the annual meeting you will be asked to elect ten Directors; to approve an increase in the number of shares of Common Stock of the Company in respect of which grants may be made under Vishay's 1998 Stock Option Program; to approve the Company's amended performance-based compensation plan for its Chief Executive Officer; and to ratify the appointment of Ernst & Young LLP as auditors for Vishay's next fiscal year.

         The Board of Directors unanimously recommends that you vote FOR the election of all ten nominees as directors; FOR the approval of an increase in the number of shares of Common Stock of the Company in respect of which grants may be made under Vishay's 1998 Stock Option Program; FOR the approval of the Company's amended performance-based compensation plan for its Chief Executive Officer; and FOR the ratification of the appointment of the auditors.

         Regardless of the number of shares you may own, it is important that they be represented and voted at the annual meeting. Therefore, please sign, date and mail the enclosed proxy in the return envelope provided.

         At the annual meeting, we will also report to you on the Company's current operations and outlook. Members of the Board and management will be pleased to respond to any questions you may have.

         Your cooperation is appreciated.

                                   Sincerely,

                                   [insert signature]

                                   William J. Spires
                                   Secretary

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                  NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS

                             TO BE HELD MAY 18, 2000

         Notice is hereby given that the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. will be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 18th day of May, 2000 at 10:30 a.m. Philadelphia time, for the following purposes:

         1. to elect ten directors for a term of one year and until their successors are elected and qualified;

         2. to authorize an increase in the number of shares of Common Stock of the Company in respect of which grants may be made under Vishay's 1998 Stock Option Program;

         3. to approve the Company's amended performance-based compensation plan for its Chief Executive Officer; and

         4. to ratify the appointment of auditors for Vishay's next fiscal year.

         Action will also be taken upon such other business, if any, as may properly come before the meeting.

         The stockholders of record at the close of business on April 3, 2000 will be entitled to vote at the annual meeting or at any adjournment thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States.

                                           By Order of the Board of Directors,

                                           [insert signature]

                                           William J. Spires
                                           Secretary

Malvern, Pennsylvania
April 17, 2000

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                                 PROXY STATEMENT

General Information

         The accompanying proxy is solicited by the Board of Directors of VISHAY INTERTECHNOLOGY, INC. for use at the Annual Meeting of Stockholders to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 18th day of May, 2000, at 10:30 a.m. Philadelphia time, and any adjournments thereof. Stockholders of record at the close of business on April 3, 2000 shall be entitled to vote at the annual meeting.

         A list of stockholders entitled to vote at the annual meeting will be available for examination by Vishay's stockholders during ordinary business hours for a period of ten days prior to the annual meeting at Vishay's offices, 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120. A stockholder list will also be available for examination at the annual meeting.

         The cost of solicitation of proxies will be borne by Vishay. The Board of Directors may use the services of Vishay's directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and Vishay will reimburse them for the reasonable expenses incurred by them in so doing.

         The shares represented by the accompanying proxy will be voted as directed with respect to the election of ten directors; with respect to the approval of an increase in the number of shares of Common Stock of the Company in respect of which grants may be made under Vishay's 1998 Stock Option Program; with respect to the approval of the Company's amended performance-based compensation plan for its Chief Executive Officer; and with respect to the ratification of the appointment of Ernst & Young LLP as independent auditors of Vishay, OR, if no direction is indicated, will be voted FOR the election as directors of the ten nominees listed below; FOR the approval of an increase in the number of shares of Common Stock of the Company in respect of which grants may be made under Vishay's 1998 Stock Option Program; FOR the approval of the Company's amended performance-based compensation plan for its Chief Executive Officer; and FOR the appointment of Ernst & Young LLP as auditors. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of Vishay, by delivering to Vishay a properly executed and timely submitted proxy bearing a later date or by attending the annual meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

         This proxy statement was preceded or is accompanied by Vishay's Annual Report to Stockholders for the fiscal year ended December 31, 1999. This proxy statement and the enclosed form of proxy are being furnished commencing on or about April 17, 2000.

Voting of Shares

         The holders of a majority of the votes represented by the outstanding shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Shares represented by proxies that are marked "abstain" will be counted as votes present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares, in their discretion, depending on the type of proposals involved. "Broker non-votes" result when brokers are precluded by the rules of the New York Stock Exchange from exercising their discretion on certain types of proposals. These rules allow brokers to exercise discretionary authority to vote on all the proposals being submitted at the annual meeting. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters and for all other purposes at the annual meeting.

         The election of each nominee for Director requires a plurality of votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The approval of the proposed increase in the number of shares of Common Stock of the Company in respect of which grants may be made under Vishay's 1998 Stock Option Program, the approval of the Company's amended performance-based compensation plan for its Chief Executive Officer, and the ratification of appointment of the auditors each requires the approval of the holders of a majority of the votes entitled to be cast at the annual meeting. On these matters the abstentions will have the same effect as negative votes. Because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome.

         Vishay has appointed an inspector to act at the annual meeting who shall:

         (1) ascertain the number of shares outstanding and the voting powers of each;

         (2) determine the shares represented at the annual meeting and the validity of the proxies and ballots;

         (3)      count all votes and ballots;

         (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector; and

         (5) certify his determination of the number of shares represented at the annual meeting and his count of all votes and ballots.

         Dr. Felix Zandman directly, beneficially and through a Voting Trust Agreement, and Mrs. Luella Slaner directly, beneficially and as an Executrix for the estate of her late husband, Alfred Slaner, have voting power over 58.9% of the total voting power of Vishay's shares and intend to vote FOR the election of the ten nominees as directors; FOR the proposed increase in the number of shares of Common Stock of the Company in respect of which grants may be made under Vishay's 1998 Stock Option Program; FOR the approval of the Company's amended performance-based compensation plan for its Chief Executive Officer; and FOR the ratification of the appointment of the auditors. Such shares are sufficient to approve each proposal regardless of how the other shares are voted.

                        PROPOSAL 1--ELECTION OF DIRECTORS

         It is proposed to elect a board of ten directors for the following year and until their successors are elected and qualified. Although the Company's By-laws provide for up to twelve Directors, the Board has determined that it is in the Company's best interest for no more than ten Directors to serve at this time in order to give the Board of Directors flexibility to appoint additional Directors if the need arises. Accordingly, proxies may not be voted for a greater number than the number of nominees named. All of the nominees set forth in the table below are currently members of the Board of Directors. It is intended that the accompanying form of proxy will be voted for the election of the ten nominees unless other instructions are given. Voting is not cumulative. If any nominee should become unavailable, discretionary authority is reserved by the individuals named in the proxy to vote for a substitute.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL TEN NOMINEES AS DIRECTORS.

                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

         The following table sets forth information regarding principal occupation and other major affiliations during the past five years, as well as the age, of each of the nominees.

                                                           Principal Occupation                        Year First
Name                             Age                      and Other Directorships                   Elected Director
----                             ---                      -----------------------                   ----------------
Felix Zandman(1)                  71     Chairman of the Board and Chief Executive Officer of the         1962
                                         Company. President of the Company until March  1998.
                                         Chief Executive Officer since the Company's inception.
                                         Chairman of the Board since 1989.

Avi D. Eden(1)                    52     Vice Chairman of the Board and Executive Vice President          1987
                                         of the Company since August 1996.  General Counsel to
                                         the Company for more than the past five years.

Robert A. Freece(1)               59     Senior Vice President of the Company since May 1994.             1972
                                         Vice President of the Company from 1972 until May 1994.

Richard N. Grubb(1)               53     Executive Vice President of the Company since August             1994
                                         1996.  Treasurer and Chief Financial Officer of the
                                         Company since May 1994.  Vice President of the Company
                                         from May 1994 to August 1996.  Mr. Grubb has been
                                         associated with the Company in various capacities since
                                         1972.

Eliyahu Hurvitz                   67     President and Chief Executive Officer of Teva                    1994
                                         Pharmaceutical Industries Ltd. for more than the past
                                         five years.

Gerald Paul(1)                    51     President of the Company since March 1998.  Chief                1993
                                         Operating Officer of the Company since August 1996.
                                         Executive Vice President of the Company from August 1996
                                         to March 1998.  Vice President of the Company from May
                                         1993 to August 1996. President--Vishay Electronic
                                         Components, Europe from January 1994 to

                                                           Principal Occupation                        Year First
Name                             Age                      and Other Directorships                   Elected Director
----                             ---                      -----------------------                   ----------------
                                         August 1996. Employed by Vishay Europe GmbH
                                         since February 1978.

Edward B. Shils(2)(3)(4)(5)       84     Consultant; Ph.D.; Director--Wharton Entrepreneurial             1981
                                         Center and George W. Taylor Professor Emeritus of
                                         Entrepreneurial Studies, The Wharton School, University
                                         of Pennsylvania.

Luella B. Slaner                  80     Investor for more than the past five years.                      1989

Mark I. Solomon(2)(3)(4)(5)       60     Chairman of CMS Companies for more than the past five            1993
                                         years.

Jean-Claude Tine(2)               81     Investor for more than the past five years.                      1988

---------------
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Employee Stock Plan Committee.
(4)  Member of the Compensation Committee.
(5)  Member of the Stock Option Committee.


Compensation of Directors

         Directors who received annual compensation for their services as directors are Dr. Shils and Messrs. Hurvitz, Solomon and Tine, who each received $2,500 for each Board meeting attended. In addition, Dr. Shils and Mr. Solomon received $2,500 for each Audit Committee and each Compensation Committee meeting attended. Directors who are also employees of the Company do not receive any compensation for their role as directors and are compensated as described under "Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation--Executive Officers and Key Management."

         In March 2000 and January and April of 1998, Dr. Shils and Messrs. Hurvitz, Solomon and Tine each received 1,000 shares of Common Stock. These grants were awarded to reflect the Company's continued appreciation for the unique role and service provided by these outside Directors in contributing to the Company's ongoing growth.

Committees and Meetings of the Board of Directors

         The Board of Directors met three times during the twelve months ended December 31, 1999. The Executive Committee met twice during the same period. The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors to the extent permitted by Delaware law.

         The Audit Committee met twice during the twelve months ended December 31, 1999. The functions of the Audit Committee include recommending independent auditors to the Board of Directors, reviewing with the independent auditors the scope and results of the audit, reviewing the independence of the auditors, considering the range of audit and non-audit fees and reviewing the adequacy of Vishay's systems of internal accounting controls.

         The Employee Stock Plan Committee met once during the twelve months ended December 31, 1999. The Employee Stock Plan Committee is authorized, within the limits of the 1986 stock plans of the Company and its subsidiary, Vishay Dale Electronics, Inc. (the "Stock Plans"), to determine the individuals who are to receive grants and the vesting requirements with respect to the Stock Plans and to administer and interpret the Stock Plans.

         The Compensation Committee met once during the twelve months ended December 31, 1999. The Compensation Committee is authorized to establish and approve management compensation. See "Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation."

         The Stock Option Committee, which was established in connection with the 1995 Stock Option Program, the 1997 Stock Option Program and the 1998 Stock Option Program (the "Stock Option Programs"), met once during the twelve months ended December 31, 1999.

         The Board does not have a nominating committee.

         Each Director attended all of the meetings of the Board and any committees on which such Director served, except for Mr. Hurvitz, who attended two of the three meetings of the Board.

Compensation Committee Interlocks and Insider Participation

         The two members of the Employee Stock Plan Committee and the Stock Option Committee are Dr. Shils and Mr. Solomon, who are independent Directors of the Company and who also may not be awarded Common Stock under the Stock Plans and the Stock Option Programs. Dr. Shils and Mr. Solomon are also the two members of the Compensation Committee.

Legal Proceeding

         On December 15, 1998, Eliyahu Hurvitz, President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd. ("Teva") and a member of the Board of Directors of the Company, was convicted by the District Court of Jerusalem of assisting a third party in avoiding the payment of income taxes relating to Promedico Ltd. ("Promedico"), a former subsidiary of Teva. On January 14, 1999, Mr. Hurvitz was sentenced to pay a fine of 700,000 NIS (US$173,000, as of April 4, 2000) and also received a suspended sentence of 18 months. Mr. Hurvitz has appealed the decision in Israel's Supreme Court, which appeal was heard in January 2000. A decision on the appeal is pending and is anticipated by the end of 2000. Mr. Hurvitz served during the period in which Promedico was owned by Teva (1980-1986) as the chairman of Promedico. Mr. Hurvitz denies any culpability in regard to this matter, and the board of directors of Teva has expressed its fullest confidence and support of his integrity and ability to continue managing Teva.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "Commission") and The New York Stock Exchange. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that during 1999 all applicable Section 16(a) reporting requirements were complied with.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         On April 4, 2000, Vishay had outstanding 75,700,828 shares of Common Stock, par value $.10 per share, each of which entitles the holder to one vote, and 10,369,932 shares of Class B Common Stock, par value $.10 per share, each of which entitles the holder to ten votes. Voting is not cumulative.

         The following table provides certain information, as of April 4, 2000 (except for AMVESCAP PLC, where the information is as of December 31, 1999), as to the beneficial ownership of the Common Stock and the Class B Common Stock of Vishay for (a) each director and nominee, (b) each executive officer named in the Summary Compensation Table, (c) the directors and executive officers of Vishay as a group and (d) any person owning more than 5% of the Common Stock.

                                                                                      Class B
                                                       Common  Stock                Common Stock
                                                       -------------                ------------

                                                         Right to
                                                         Acquire
                                                        Ownership
                                        Amount and    Under Options               Amount and                 Percent
                                        Nature of      Exercisable                Nature of                 of Total
                                        Beneficial       Within       Percent     Beneficial     Percent     Voting
Name                                    Ownership        60 days     of Class     Ownership     of Class      Power
----                                    ---------        -------     --------     ---------     --------    ---------
Felix Zandman(1)(2)                              773        701,250      *        5,784,345       55.8%      45.5%
Avi D. Eden(1)(2)                             46,853        177,189      *            --           --          *
Robert A. Freece(1)                           73,607          2,500      *            --           --          *
Richard N. Grubb(1)                           40,281        177,189      *            --           --          *
Eliyahu Hurvitz(1)                             6,662              -      *            --           --          *
King Owyang(1)                                     0          2,500      *            --           --          *
Gerald Paul(1)                                41,336        177,189      *            --           --          *
Edward B. Shils(1)                            52,537             --      *            --           --          *
Luella B. Slaner(1)(3)                     1,924,756             --    2.5%       2,164,627       20.9%      13.1%
Mark I. Solomon(1)                             9,701             --      *            --           --          *
Jean-Claude Tine(1)                            9,457             --      *            --           --          *
    All Directors and
    Executive Officers as
    a group (12 Persons)                   2,209,133      1,237,817    4.5%       7,948,972       76.7%      58.9%
AMVESCAP PLC(4)
    11 Devonshire Square
    London, England EC2M 4YR               4,037,000             --    5.3%           --           --        2.3%

------------------
* Represents less than 1% of the outstanding shares of such class.

(1) The address of each of the referenced individuals is: c/o Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, PA 19355-2120.
(2) Class B Common Stock Amount and Nature of Beneficial Ownership and Percent of Class does not include 1,877,222 shares of Class B Common Stock held in various trusts for the benefit of Mrs. Luella Slaner's children and grandchildren and 463,050 shares of Class B Common Stock directly owned by Mrs. Slaner's children, as to which Dr. Zandman is a trustee and/or has sole voting power and Mr. Eden is his successor in trust (together, the "Trustee") under a Voting Trust Agreement among the Trustee, Mrs. Slaner and certain stockholders (the "Voting Trust Agreement"). The Voting Trust Agreement will remain in effect until the earlier of (x) February 1, 2050 or (y) the death or resignation or inability to act of the last of Dr. Zandman and Mr. Eden to serve as Trustee, but shall terminate at any earlier time upon the due execution and acknowledgment by the Trustee of a deed of termination, duly filed with the registered office of the Company. Percent of Total Voting Power includes said 2,340,272 shares of Class B Common Stock over which Dr. Zandman has sole voting control. Dr. Zandman and Mr. Eden disclaim beneficial ownership of such shares of Class B Common Stock.
(3) Includes 667,420 shares of Common Stock and 477,052 shares of Class B Common Stock directly owned by Mrs. Slaner, and 1,257,336 shares of Common Stock and 1,687,575 shares of Class B Common Stock held in the estate of her late husband, Mr. Alfred Slaner, of which she is the Executrix. Does not include 1,877,222 shares of Class B Common Stock held in various trusts for the benefit of her children and grandchildren, and 463,050 shares directly owned by Mrs. Slaner's children, as to which she disclaims beneficial ownership.
(4)      The amount shown and the following information is derived from a
         Schedule 13G dated February 3, 2000. AMVESCAP PLC, a parent holding company, shares voting power and dispositive power over 4,037,000 of the reported shares with 10 subsidiaries.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation for the fiscal years ended December 31, 1999, 1998 and 1997 awarded or paid to the Chief Executive Officer and the individuals who, in fiscal 1999, were the other four highest paid executive officers of the Company (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                    Annual Compensation                    Long Term Compensation
                                                    -------------------                    ----------------------

                                                                                              Securities
                                                                               Restricted     Underlying
Name and Capacities                                           Other Annual        Stock        Options/      LTIP       All Other
-------------------                                           -------------       ------       --------      ----       ---------
in Which Served               Year      Salary     Bonus(1)   Compensation     Awards $(2)     SARs (#)    Payouts   Compensation(3)
---------------               ----      ------     --------   ------------     -----------     --------    -------   ---------------
Felix Zandman                 1999     $975,000    $268,000        (3)             None         27,000       None       $3,200(4)
    Chairman of the           1998     $975,000    $339,000        (3)             None         27,000       None       $3,200(4)
    Board and Chief           1997     $722,500    $      0        (3)             None        556,500       None       $3,200(4)
    Executive Officer

Avi D. Eden(5)                1999     $296,000    $ 94,800        (3)           $84,000        18,000       None       $3,200(4)
    Vice Chairman of the      1998     $280,000    $120,000        (3)           $86,000        18,000       None       $3,200(4)
    Board and Executive       1997     $220,000    $      0        (3)           $96,000       141,750       None       $3,200(4)
    Vice President

Richard N. Grubb(6)           1999     $296,000    $ 94,800        (3)           $84,000        18,000       None       $3,200(4)
    Director, Executive       1998     $280,000    $120,000        (3)           $86,000        18,000       None       $3,200(4)
    Vice President,           1997     $220,000    $      0        (3)           $96,000        141,750      None       $3,200(4)
    Treasurer and Chief
    Financial Officer

Gerald Paul(7)(8)             1999     $455,000    $118,500        (3)           $84,000        18,000       None          None
    Director, Chief           1998     $430,000    $150,000        (3)           $86,000        18,000       None          None
    Operating Officer and     1997     $357,000    $      0        (3)           $96,000        141,750      None          None
    President

King Owyang(9)                1999     $367,515    $179,465        (3)             None         12,000       None       $47,428
    President and Chief       1998     $355,386    $221,892   $167,087(10)         None         12,000     $123,300     $11,099
    Executive Officer of      1997     $332,316    $449,919   $286,411(11)         None          None      $ 82,500     $23,474
    Siliconix

------------------------
(1) Bonuses paid in any calendar year are based, in part, on the results of the previous calendar year. See "Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation" which describes performance-based bonuses awarded to the Named Executive Officers.
(2) Dividends accumulate on the restricted stock awards but are paid only upon the vesting of such awards.
(3) Vishay has concluded that the aggregate amount of perquisites and other personal benefits paid in such period did not exceed the lesser of 10% of such officer's total annual salary and bonus for each of 1999, 1998 and 1997, respectively, or $50,000. Such perquisites have not been included in the table.
(4) Represents amounts contributed in 1999, 1998, and 1997 under the Company's 401(k) plan under which the Company matches, up to the annual federally mandated maximum amounts, an employee's contributions of up to 2% of such employee's annual salary.
(5) Mr. Eden held an aggregate of 25,787 shares of restricted stock with a value of $815,516 at December 31, 1999.
(6) Mr. Grubb held an aggregate of 23,108 shares of restricted stock with a value of $730,798 at December 31, 1999.
(7) Amounts are paid in foreign currency and converted into U.S. dollars at the weighted average exchange rate for each 12-month period.
(8) Dr. Paul held an aggregate of 22,043 shares of restricted stock with a value of $697,094 at December 31, 1999.
(9) Dr. Owyang became President and Chief Executive Officer of Siliconix, a subsidiary of the Company, in March 1998.
(10)     This amount includes $150,000 of forgiven real estate loans.
(11) This amount includes $180,000 of forgiven real estate loans and $97,801 paid for reimbursement of income taxes attributable to certain employee benefits received in 1997.

Retirement Plans

         Vishay maintains a nonqualified defined benefit retirement plan for certain highly compensated employees in the United States. Mr. Grubb and Mr. Eden are the only Named Executive Officers to participate in the plan. Messrs. Grubb and Eden elected to participate in the plan as of July 1, 1995 and July 1, 1997, respectively. During 1999, Messrs. Grubb and Eden each deferred compensation of $6,950 under the plan. Additionally, Vishay accrued an aggregate liability of $15,060 for Messrs. Grubb and Eden. The estimated annual benefit payable upon Messrs. Grubb's and Eden's retirement at age 65, assuming they:

         (i)      continue to be employed by the Company,

         (ii)     continue to earn the same compensation each earned in 1999 and

         (iii)    make all mandatory contributions under the plan,

would be $66,563 for Mr. Grubb and $68,147 for Mr. Eden.

         Vishay Europe GmbH, a German subsidiary of the Company, has a noncontributory defined benefit pension plan governed by German law covering its management and executive employees. Dr. Paul is the only Named Executive Officer to participate in the plan. The pension benefit is 15% of accrued premiums paid by the employer, plus earnings on plan assets; each annual premium is 5.5% of annual salary and bonus of up to DM 24,000 ($13,177). The estimated annual benefit payable upon Dr. Paul's retirement at age 65 is DM 16,667 ($9,151). Dr. Paul also has an individual contractual pension arrangement with Vishay Europe GmbH that will pay an annual benefit upon retirement at age 65 based on his years of service (up to 25) and average salary and bonus in the highest 3 of his final 10 years of employment ("final average compensation"). The retirement benefit will not exceed 40% of such final average compensation. This pension is reduced by the amount of the pension benefit described above. Dr. Paul has voluntarily agreed to a maximum limit of DM 350,000 per year in respect of such final average compensation. Dr. Zandman may, however, in his sole discretion, elect to increase the DM 350,000 limitation to reflect Dr. Paul's actual salary and bonus, to take into account cost of living adjustments, or as he may otherwise deem appropriate. The following table shows the annual pension payable at age 65 based on years of service and level of final average compensation. At December 31, 1999, Dr. Paul had 22 years of service.

                                                          Pensionable Years of Service of

Final Average Compensation                 10          15            20            25            30           35
--------------------------                 --          --            --            --            --           --
100% of pensionable income in 1999     $ 59,419    $ 71,305     $ 83,192      $ 95,071      $113,520      $135,549
110% of pensionable income in 1999     $ 65,361    $ 78,436     $ 91,511      $104,579      $124,872      $149,104
120% of pensionable income in 1999     $ 71,302    $ 85,566     $99,830       $114,086      $136,224      $162,659
150% of pensionable income in 1999     $ 89,132    $106,958     $124,784      $142,611      $170,285      $203,329
200% of pensionable income in 1999     $118,845    $142,611     $166,384      $190,150      $227,049      $271,108

All U.S. dollar amounts relating to Dr. Paul's benefits under the German defined benefit pension plan, including those listed on the foregoing chart, have been converted at the weighted average exchange rate for the 12 months ended December 31, 1999.


Stock Options

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 1999. All of these options were granted under the Company's 1998 Stock Option Program.

                                                Option Grants in 1999

                                      Approximate % of                                Potential Realizable
                        Securities      Total Options                                   Value at Assumed
                        Underlying       Granted to      Exercise                     Annual Rates of Stock
                         Options        Employees in     Price Per     Expiration    Price Appreciation for
        Name             Granted         Fiscal Year       Share          Date           Option Term(1)
        ----             -------         -----------       -----       ----------      ----------------
                                                                                         5%          10%

Felix Zandman....        27,000             3.17%            $23.00     10/08/09      $390,544      $989,714
Avi D. Eden......        18,000             2.11%            $23.00     10/08/09      $260,362      $659,809
Richard N. Grubb.        18,000             2.11%            $23.00     10/08/09      $260,362      $659,809
Gerald Paul......        18,000             2.11%            $23.00     10/08/09      $260,362      $659,809
King Owyang......        12,000             1.41%            $23.00     10/08/09      $173,575      $439,873

---------------
(1) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $37.47 and $59.66, respectively.

         Each of the tables below sets forth certain 1999 year-end information regarding the stock options granted pursuant to the 1995 Stock Option Program, 1997 Stock Option Program and 1998 Stock Option Program to the Named Executive Officers.

         The officers listed in the following two tables received (i) three option grants on March 19, 1995, each at a different exercise price, pursuant to the Company's 1995 Stock Option Program approved by the stockholders on May 19, 1995; and (ii) three option grants on November 13, 1997, each at a different exercise price, pursuant to the Company's 1997 Stock Option Program approved by the stockholders on May 21, 1998. The options are fully vested. The right to exercise any option expires and terminates immediately if the recipient is terminated from the

Company's services for cause or voluntarily leaves the Company. If a recipient leaves the Company for any reason other than termination for cause or voluntary termination, options may be exercised by that recipient for 30 months from the date of termination. If the recipient fails to comply with a confidentiality and non-competition agreement following termination of employment, his options terminate immediately. The Stock Option Committee, in its discretion, may extend the exercise period of options granted to a recipient whose employment with the Company has terminated beyond the time prescribed by the applicable option plan.

                            1995 Stock Option Program
                     Aggregated Option Exercises in 1999 and
                          1999 Year-End Option Values

                                                     Number of Securities Underlying
                                                         Unexercised Options at       Value of Unexercised In-the-Money
                                                            1999 Year  End(1)          Options at 1999 Year End(3)
                                                           -------------------           ---------------------------
                           Shares
                          Acquired
                             on          Value
      Name                Exercise      Realized      Exercisable     Unexercisable     Exercisable      Unexercisable
      ----                --------      --------      -----------     -------------     -----------      -------------
Felix Zandman                (2)            -           729,303             -           $5,323,912             -
Avi D. Eden                  (2)            -           182,325             -           $1,330,973             -
Richard N. Grubb             (2)            -           182,325             -           $1,330,973             -
Gerald Paul                  (2)            -           182,325             -           $1,330,973             -

---------------
(1)      Adjusted for five-for-four stock split in June 1999.
(2)      No stock options were exercised by any of the Named Executive Officers during the Company's 1999 fiscal year.
(3)      Assuming a stock price of $31.63 per share, which was the closing price per share of Common Stock on the New York Stock Exchange on December
         31, 1999.

                                           1997 Stock Option Program
                                   Aggregated Option Exercises in 1999 and
                                         1999 Year-End Option Values

                                                     Number of Securities Underlying
                                                         Unexercised Options at       Value of Unexercised In-the-Money
                                                              1999 Year End(1)           Options at 1999 Year End(3)
                                                           -------------------           ---------------------------
                           Shares
                          Acquired
                             on          Value
      Name                Exercise      Realized      Exercisable     Unexercisable     Exercisable      Unexercisable
      ----                --------      --------      -----------     -------------     -----------      -------------
Felix Zandman                (2)            -           695,625             -           $9,120,803             -
Avi D. Eden                  (2)            -           177,189             -           $2,323,243             -
Richard N. Grubb             (2)            -           177,189             -           $2,323,243             -
Gerald Paul                  (2)            -           177,189             -           $2,323,243             -

---------------
(1)      Adjusted for five-for-four stock split in June 1999.
(2) No stock options were exercised by any of the Named Executive Officers during the Company's 1999 fiscal year.
(3) Assuming a stock price of $31.63, which was the closing price per share of Common Stock on the New York Stock Exchange on December 31, 1999.

         The officers listed in the table below received grants of stock options on October 6, 1998 and October 8, 1999, respectively, at exercise prices of 100% of the fair market value on the date of such grants, pursuant to the Company's 1998 Stock Option Program approved by the stockholders on May 21, 1998. The options have a vesting schedule whereby one-sixth of the options granted vest each year for six consecutive years. The right to exercise any vested option expires no later than ten years from the date the option is granted. All of a recipient's options that have not yet been exercised will terminate upon termination for cause. If a recipient leaves the Company for any reason other than for cause, death, disability or retirement, the recipient's options will generally be exercisable for 60 days after termination, provided the recipient adheres to a non-competition agreement. If a recipient's employment with the Company terminates due to death, disability or retirement, then the time at which the recipient's options are exercisable may be accelerated and the options will terminate on the earlier of 12 months following the recipient's termination of employment or the expiration date of the options. If the recipient fails to comply with a confidentiality and non-competition agreement following termination of employment, his options terminate immediately. The Stock Option Committee, in its discretion, may extend the exercise period of options granted to a recipient whose employment with the Company has terminated beyond the time prescribed by the option plan.

                            1998 Stock Option Program
                     Aggregated Option Exercises in 1999 and
                           1999 Year-End Option Values

                                                     Number of Securities Underlying
                                                         Unexercised Options at          Value of Unexercised In-the-
                                                            1999 Year End(1)          Money Options at 1999 Year End(3)
                                                           -------------------        ---------------------------------
                          Shares
                         Acquired
                           on            Value
       Name              Exercise       Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
       ----              --------       --------      -----------     -------------     -----------     -------------
Felix Zandman              (2)              -            5,625           55,125           $130,641        $922,517
Avi D. Eden                (2)              -            3,750           36,750           $ 87,094        $615,011
Richard N. Grubb           (2)              -            3,750           36,750           $ 87,094        $615,011
Gerald Paul               3,750          $58,500           -             36,750           $      0        $615,011
King Owyang                (2)              -            2,500           24,500           $ 58,063        $410,008
---------------

(1)      Adjusted for five-to-four stock split in June 1999.
(2)      No stock options were exercised during the Company's 1999 fiscal year.
(3) Assuming a stock price of $31.63 per share, which was the closing price per share of Common Stock on the New York Stock Exchange on December 31, 1999.


Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors, comprised of two independent directors, is responsible for establishing and approving the compensation and benefits provided to the Chief Executive Officer and certain other executive officers and key management of the Company. The Employee Stock Plan Committee of the Board of Directors, comprised of two independent directors, recommends awards under the Stock Plans and whether such stock should be restricted. The Stock Option Committee of the Board of Directors, comprised of two independent directors, is responsible for the administration and interpretation of the Stock Option Programs.

         Vishay's executive officers and key management generally receive a base salary and a performance-based annual cash and/or stock, restricted and unrestricted, bonus. This compensation formula is designed to attract and retain management talent capable of achieving Vishay's business objectives, while motivating management to lead Vishay to meet or exceed annual performance goals, thereby enhancing stockholder value.

         On November 13, 1997, the Board of Directors approved the 1997 Stock Option Program, a stock option program for certain selected individuals, including the Chief Executive Officer. In addition, on March 16, 1998, the Board of Directors approved the 1998 Employee Stock Option Program, a stock option program for employees of the Company, including the Chief Executive Officer. The programs provide specified individuals believed to be key to the success of the Company with grants of options to purchase shares of the Company's Common Stock. The purpose of the two programs is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by acquiring an additional proprietary interest in the Company.

         During August 1998, the Company established a "Stock Purchase Plan for Corporate Officers" which enables certain executive corporate officers (except Dr. Zandman) to be eligible for interest-bearing loans from the Company to be used solely for open-market purchases of Vishay Common Stock in accordance with the rules and regulations of the Commission. Under this plan, the Company loaned each of Messrs. Eden, Grubb, Paul, Freece and certain other corporate officers $120,000 to enable each to purchase 10,000 shares of Common Stock at a price of $12.00 per share. In August 1999, each of the corporate officers repaid his $120,000 loan plus interest.

Chief Executive Officer

         Dr. Zandman's compensation is determined under the terms of his employment contract (see "Employment Agreement") and under a performance-based compensation plan for the Chief Executive Officer (the "162(m) Cash Bonus Plan") recommended by the Compensation Committee and approved by the Company's stockholders in 1994 and 1999. The stockholders are being asked to re-approve the plan with certain modification at the 2000 annual meeting.

         Dr. Zandman's base salary is determined primarily by considering:

         (1) the Company's financial performance in view of the performance of companies similar in size and character,
         (2) the compensation of officers of companies similar in size and character, including some of the companies listed as peer group companies under "Stock Performance Graph",
         (3)      Dr. Zandman's 37 years of dedication and service to the
                  Company from the date of its incorporation, and
         (4) the Company's financial performance in comparison to previous years.

         For 2000, Dr. Zandman's base salary will be $975,000.

         Under the 162(m) Cash Bonus Plan, the Chief Executive Officer's performance bonus has been structured so that Dr. Zandman's aggregate annual compensation will depend in large part on the annual net income before special or unusual charges of the Company. The Compensation Committee has focused in recent years particularly on the net income before special or unusual charges of the Company because the Committee believes this to be a strong gauge of the growth and success of the Company. Dr. Zandman received a $1,250,000 bonus for the Company's 1999 performance based upon a pre-approved formula and achievement of certain project goals.

         Under the formula approved by the Compensation Committee for 2000, Dr. Zandman will be awarded a cash performance bonus if the Company achieves net income before special or unusual charges above a base of $42 million. The bonus will be a cash amount equal to 3% of net income before special or unusual charges above $42 million. Unlike in certain previous years, subject to stockholder approval, Dr. Zandman's cash bonus will not be capped at $1,250,000 for 2000. The Compensation Committee set the net income before special or unusual charges targets by considering the Company's historical growth and that growth in relation to growth in the Company's industry in general, and setting thresholds in relation thereto that it believes will allow the Chief Executive Officer to earn a base salary at or above the median for surveyed companies with an opportunity to attain levels generally higher than those of Chief Executive Officers for surveyed companies if Vishay achieves a certain level of net income before special or unusual charges. This formula may only be adjusted or waived by the Board of Directors upon recommendation of the Compensation Committee following each fiscal year. In addition, from time to time, the Board of Directors may devise a project, the goal of which, if achieved, would entitle the Chief Executive Officer to an additional bonus.

Policy on Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits to $1 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers unless certain requirements for performance-based compensation are met. The Compensation Committee considered these requirements and designed the 162(m) Cash Bonus Plan of the Chief Executive Officer and the Stock Option Programs accordingly. The Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to alter the 162(m) Cash Bonus Plan and the Stock Option Programs if doing so would be in the best interests of Vishay and its stockholders.

Executive Officers and Key Management

         For the other executive officers and certain key management of Vishay, base salaries are set annually essentially by considering the average compensation of similarly situated officers of companies similar in size and character including some of the companies listed as peer group companies. Performance bonuses are also awarded annually to these individuals. The performance bonus is primarily based upon the net income before special or unusual charges of Vishay as a whole or, for some executives, the operating profits of Vishay or of the relevant division of Vishay for which such officers have primary responsibility. In addition, from time to time, Dr. Zandman may, together with an executive, devise a project, the goal of which, if achieved, would entitle the executive to an additional bonus. Under the formula approved for 2000, certain of the key management will be awarded a cash performance bonus if the Company achieves net income before special or unusual charges above $42 million. The bonus will be an unlimited amount equal to 0.4% of net income before special or unusual charges above $42 million. Any bonus awarded may be granted in cash and/or in Common Stock of Vishay, in addition to options to acquire Common Stock that may be awarded under the 1998 Stock Option Program. The portion awarded in stock (which may be either restricted or unrestricted stock) is determined by the Employee Stock Plan Committee, in its discretion, relying in large part, however, upon the recommendation of Dr. Zandman. The base salaries and performance bonuses are structured to give the executive officers and key management the incentive to maximize the operating and net income before special or unusual charges of Vishay as a whole with optimum fiscal efficiency. Accordingly, base salaries are set at or below the median for the surveyed companies, with an opportunity for total compensation at or above the median when net income before special or unusual charges targets are met.

Respectfully submitted,

The Compensation                The Employee Stock Plan     The Stock Option
  Committee                          Committee                 Committee

Edward B. Shils                     Edward B. Shils          Edward B. Shils
Mark I. Solomon                     Mark I. Solomon          Mark I. Solomon

Employment Agreement

         On March 15, 1985, Vishay and Dr. Zandman entered into a long-term employment agreement. The agreement, which was for an initial term of seven years, provided for automatic annual extensions through 1996. After that period, the employment agreement has been extended for one-year periods on an annual basis. The agreement provides that the Board of Directors may increase Dr. Zandman's compensation (including his bonus) from time to time as it deems advisable, subject to certain parameters, including a required comparison every three years of Dr. Zandman's compensation to that of officers of companies of similar size and character. Dr. Zandman's compensation under the agreement may not be less than $250,000 per year. The agreement may terminate prior to its expiration date in the event of death, disability or cause. In the event that the agreement is terminated other than as a result of death, disability, cause or pursuant to voluntary termination by Dr. Zandman, or as a result of a breach of the agreement by Vishay, Dr. Zandman will be entitled to a royalty from the date of such termination or breach to the later to occur of (1) the tenth anniversary of such date, or (2) Dr. Zandman's 75th birthday. The amount of such royalty, based on the gross sales by Vishay of products incorporating any inventions made by Dr. Zandman after the date of the agreement, payable quarterly, shall be equal to 5% of the gross sales, less returns and allowances, for each such year of products of Vishay that incorporate Dr. Zandman's inventions after the date of the agreement.

                             STOCK PERFORMANCE GRAPH

         The line graph below compares the cumulative total stockholder return on Vishay's Common Stock over a 5-year period with the return on the Standard & Poor's 500 Stock Index and with the return on a peer group of companies selected by Westergaard Research Corp. utilizing BRIDGE Information Systems, Inc. Network I275 industry grouping. The peer group is made up of 22 publicly-held manufacturers of semiconductors, capacitors, resistors and other electronic components, including the Company.(1) The return of each peer issuer has been weighted according to the respective issuer's stock market capitalization. The line graph assumes that $100 had been reinvested at December 31, 1994 and assumes that all dividends were reinvested.

                                 INDEXED RETURNS

                                                Base Period
                                                -----------
                          Dec94      Dec95    Dec96   Dec97    Dec98    Dec99
                          -----      -----    -----   -----    -----    -----
Company Name/Index
------------------
VISHAY INTERTECHNOLOGY     100      135.00   104.63   111.33    71.94   196.12
S&P 500 INDEX              100      139.58   169.17   225.60   290.08   351.12
PEER GROUP                 100      119.66   122.30   127.34   170.49   473.07

------------
(1) Advanced Micro Devices, Inc., Alpha Industries Inc., American Annuity Group, American Technical Ceramics Corp., Analog Devices, Inc., CTS Corp., Cypress Semiconductor Corp., Dallas Semiconductor Corporation, Dense-Pac Microsystems Inc., Diodes Inc., EA Industries (formerly Electronic Associates Inc.), International Rectifier Corporation, Jetronic Industries Inc., Kyocera Corp., LSI Logic Corporation, National Semiconductor Corporation, Semtech Corp., Solitron Devices Inc., Texas Instruments Incorporated, Unitrode Corporation, Varian Associates Inc., Vishay Intertechnology, Inc.

            PROPOSAL 2-- INCREASE IN OPTIONS AUTHORIZED FOR ISSUANCE

                  UNDER THE COMPANY'S 1998 STOCK OPTION PROGRAM

         In 1998, the Board of Directors and the Stockholders adopted the Company's 1998 Stock Option Program (the "1998 Program"). The 1998 Program authorizes for issuance up to 1,500,000 shares of the Company's Common Stock upon exercise of options issued under the 1998 Program, subject to adjustment for changes in the Company's capital structure. After adjustment for the Company's 1998 5% stock dividend and 1999 five-for-four stock split, there are up to 1,969,000 shares of the Company's Common Stock authorized for issuance under the 1998 Program. To date, options to purchase 1,882,000 shares have been issued pursuant to the 1998 Program, including approximately 236,000 to the executive officers and directors of the Company, and approximately 1,646,000 to other employees of the Company, leaving options to purchase 87,000 shares available for future exercise of options under the 1998 Program. In light of the Company's desire to continue to attract qualified candidates for positions as employees and members of management of the Company, the Board of Directors has approved an amendment to the 1998 Program to increase the total number of shares authorized for issuance under the 1998 Program by 1,000,000 shares. The increase will be effected by amending the Program and will become effective immediately upon stockholder approval thereof. Although the major features of the 1998 Program are summarized below, such summary is qualified in its entirety by reference to the actual text of the 1998 Program.

         Under the 1998 Program, options have previously been granted to the Named Executive Officers as follows:

                                                       Shares Underlying
                     Name                              Options Granted
                     ----                              ---------------
                  Felix Zandman                             60,750
                  Avi Eden                                  40,500
                  Richard Grubb                             40,500
                  Gerald Paul                               40,500
                  King Owyang                               27,000


Summary of the 1998 Stock Option Program

         The purpose of the 1998 Program is to enhance the long-term performance of the Company and to provide selected individuals an incentive to remain in the service of the Company by giving them a financial interest in the success of the Company.

         The 1998 Program is administered by the Stock Option Committee, currently Messrs. Shils and Solomon, who are not employees of the Company, are "non-employee" directors within the meaning of Rule 16b-3 of the Exchange Act and are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The members of the Stock Option Committee are appointed by, and serve at the pleasure of, the Board of Directors.

         The Stock Option Committee has the authority (a) to determine the employees of the Company or its affiliates to whom stock options shall be granted and the terms and provisions of stock options, subject to the provisions of the 1998 Program, (b) to exercise all of the powers granted to it under the 1998 Program, (c) to construe, interpret and implement the 1998 Program and all agreements related thereto, (d) to prescribe, amend and rescind rules and regulations relating to the 1998 Program, including rules governing its own operations, (e) to make all determinations necessary or advisable in administering the 1998 Program, (f) to correct any defect or omission and reconcile any inconsistency in the 1998 Program and (g) to amend the 1998 Program to reflect changes in applicable law.

         Eligible Participants

         The Stock Option Committee has the authority to select employees to whom awards are given, and may solicit the recommendations of the Chief Executive Officer in making these selections. The identification of key employees is based upon a subjective evaluation of each individual's performance and expected future contribution to the Company. In granting awards the Committee also gives consideration to the amount and nature of similar awards granted by peer companies.

         Maximum Number of Shares

         After adjustment for the Company's 1998 5% stock dividend and 1999 five-for-four stock split, options to acquire up to 1,969,000 shares of Common Stock may currently be granted under the 1998 Program. Upon approval of the proposal to increase the number of shares available under the 1998 Program, options to acquire an additional 1,000,000 shares will be available to be granted under the 1998 Program. Shares subject to options that expire or are forfeited and owned shares that are surrendered to exercise options will also be available under the 1998 Program, subject to an overall limit of 2,969,000 shares. The number of shares authorized for issuance, and the number of shares subject to outstanding awards, under the 1998 Program will be adjusted for changes in the Company's capital structure, such as a stock split or stock dividend. Shares delivered upon exercise of options under the 1998 Program may be in the form of authorized and unissued shares or treasury shares.

         Type of Awards

         The 1998 Program permits the granting of nonqualified stock options and, in the case of employees who are nonresident foreign nationals, other types of stock-based awards that are payable in cash.

         Stock Options

         The Stock Option Committee determines the number of shares of Common Stock issuable pursuant to each stock option and the exercise or purchase price per share of each stock option, but the exercise price may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options are exercisable at such time or times as determined by the Committee, and expire no later than ten years from the date the option is granted. Options may be exercised by paying the purchase price either in cash or by any other method permitted by the Committee. The 1998 Program terminates on March 16, 2008. Any stock options outstanding as of the termination date will remain in full force and effect, subject to the terms of the 1998 Program and the relevant agreements relating to such stock options.

         Because the Stock Option Committee has discretion to determine the persons to whom options will be granted, the time or times at which such options will be granted and the number of shares subject to each option grant, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.

         Termination of Employment

         Unless the Committee determines otherwise: (a) all of a recipient's options that have not yet been exercised will terminate upon termination for cause; (b) if a recipient's employment terminates for reasons other than cause, death, disability or retirement, the recipient's options will generally be exercisable for 60 days after termination to the extent they were exercisable on the date of termination; and (c) if a recipient's employment with the Company terminates due to death, disability or retirement, then the time at which the recipient's options are exercisable may be accelerated and the options will terminate on the earlier of 12 months following the recipient's termination of employment or the expiration date of the options. If the recipient of an option violates the terms of a confidentiality and noncompetition agreement with the Company during the 12-month period following his or her termination of employment, the recipient's options terminate immediately and the recipient may be required to repay to the Company any gain recognized upon the exercise of an option following the recipient's termination of employment.

         Amendments

         The Board of Directors is authorized to amend the 1998 Program, except that stockholder approval is required for any amendment to the extent necessary to comply with applicable law or regulation. The Committee may amend any outstanding option, except that no amendment may materially impair any rights or increase any obligations of a recipient without the recipient's consent.

         Federal Income Tax Consequences of the Program

         There are generally no Federal tax consequences either to the recipient or to the Company upon the grant of a stock option. On exercise of an option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the recipient as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a stock option will generally result in a capital gain or loss for the recipient, but will have no tax consequences for the Company.

Vote Required

         Approval of the increase in the number of shares reserved for issuance under the 1998 Program requires the affirmative vote of the holders of a majority of the votes entitled to be cast at the annual meeting. Proxies solicited by the Board of Directors will be voted for the proposal, unless stockholders specify otherwise.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY IN RESPECT OF WHICH GRANTS MAY BE MADE UNDER THE COMPANY'S 1998 STOCK OPTION PROGRAM.

        PROPOSAL 3 -- APPROVAL OF AMENDED SECTION 162(m) CASH BONUS PLAN

Background

         In 1999, the Board of Directors (excluding Dr. Zandman who was precluded from considering the plan) and the stockholders readopted the Section 162(m) Cash Bonus Plan (the "162(m) Plan"), which is the separate annual bonus plan for the Company's Chief Executive Officer, Dr. Zandman. The 162(m) Plan is intended to qualify as a "performance-based" plan under Section 162(m) of the internal revenue code. To qualify under Section 162(m), the 162(m) Plan must be approved by the stockholders once every five years. Stockholder approval is also required for any material amendment to the 162(m) Plan. The Board of Directors has approved, and is proposing that the stockholders approve, the 162(m) Plan as amended to remove the limitation on the amount of the bonus payable under the plan.

Material Terms of the 162(m) Cash Bonus Plan

         Business Criteria upon which Performance Goals are Based

         The performance goals for the Chief Executive Officer will be linked to net income before special, unusual or other charges of the Company. The annual threshold level of net income before special, unusual or other charges for receiving any performance-based bonus, the ranges of net income before special, unusual or other charges above that base threshold and the percentage of net income before special, unusual or other charges to be awarded within such ranges will be determined by the Compensation Committee prior to the start of each fiscal year unless applicable regulations permit determinations at a later date. The thresholds established by the Compensation Committee and adopted by the Board for 2000 are described under "Compensation Committee, Employee Stock Plan Committee and Stock Option Committee Report on Executive Compensation."

Vote Required

         The approval of the amended Section 162(m) Plan will not be implemented if it is not approved by the affirmative vote of the holders of a majority of the votes entitled to be cast at the annual meeting. Proxies solicited by the Board of Directors will be voted for the proposal, unless stockholders specify otherwise. If the plan as amended is not approved at the annual meeting, the plan as approved by the stockholders in 1999 will continue in effect.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPANY'S AMENDED SECTION 162(m) CASH BONUS PLAN.

               PROPOSAL 4 -- RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the public accounting firm of Ernst & Young LLP be appointed independent auditors of Vishay for its next fiscal year ending December 31, 2000. Ernst & Young LLP have been Vishay's auditors since 1968. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions from Vishay's stockholders and will have the opportunity to make a statement at the annual meeting if they desire to do so.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                                 OTHER BUSINESS

         As of the date of this proxy statement, the only business which the Board of Directors intends to present at the annual meeting is set forth above. The Board of Directors knows of no other matters proposed to be presented to the meeting. If any other matter or matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment on such matters.

           AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

         The Company's Annual Report to Stockholders for the year ended December 31, 1999 accompanies this proxy statement. Vishay will provide to any stockholder, upon written request and without charge, a copy of the Company's most recent Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Richard N. Grubb, Executive Vice President, Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120, telephone number (610) 644-1300.

                            PROPOSALS BY STOCKHOLDERS

         Any stockholder proposal intended to be presented at Vishay's 2001 annual meeting should be sent to Vishay at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 and must be received on or prior to January 19, 2001 to be eligible for inclusion in Vishay's proxy statement and form of proxy to be used in connection with the 2001 annual meeting.

                                       William J. Spires
                                       Secretary

April 17, 2000

                          VISHAY INTERTECHNOLOGY, INC.
                         Annual Meeting of Stockholders

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Felix Zandman and Richard N. Grubb, or if only one is present, then that individual, with full power of substitution, to vote all shares of VISHAY INTERTECHNOLOGY, INC. (the "Company"), which the undersigned is entitled to vote at the Company's annual meeting to be held at The Four Seasons Hotel, Ballroom, Lobby Level, One Logan Square, Philadelphia, Pennsylvania 19103, on the 18th of May, 2000 at 10:30 a.m. Philadelphia time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1.  ELECTION OF DIRECTORS:                 To elect the nominees for Director
                                           below for a term of one year;

   FOR all nominees listed below                WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed below

         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

         Felix Zandman, Avi D. Eden, Robert A. Freece, Richard N. Grubb, Eliyahu Hurvitz, Gerald Paul, Edward B. Shils, Luella B. Slaner, Mark I. Solomon, Jean-Claude Tine

2. APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY IN RESPECT OF WHICH GRANTS MAY BE MADE UNDER VISHAY'S 1998 STOCK OPTION PROGRAM:

                  FOR               AGAINST            ABSTAIN

3. APPROVAL OF VISHAY'S AMENDED PERFORMANCE-BASED COMPENSATION PLAN FOR ITS CHIEF EXECUTIVE OFFICER:

                  FOR               AGAINST            ABSTAIN

4.       RATIFICATION OF AUDITORS:  To ratify the appointment of Ernst & Young
                                    LLP as auditors of the Company for
                                    the fiscal year ended December 31, 2000;

                  FOR               AGAINST            ABSTAIN

         and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

                                             (Continued  and  to be dated and
                                              signed on the other side.)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

         Receipt of the notice of annual meeting and of the proxy statement and annual report of the Company accompanying the same is hereby acknowledged.

                                    Dated:                    , 2000


                                    (Signature of Stockholder)


                                    (Signature of Stockholder)


                                    Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.